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                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                               ----------

                               FORM 8-K/A

                           AMENDMENT NO. 2 TO
                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

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    Date of Report (date of earliest event reported): March 21, 1997

                     Commission File Number: 0-22408

                               PURUS, INC.
         (Exact name of registrant as specified in its charter)

                 Delaware                             77-0234694
      (State or other jurisdiction of    (IRS Employer Identification No.)
      Incorporation or organization)

            605 Tennant Avenue, Suite B, Morgan Hill, CA 95037
           (Address of principal executive offices ) (Zip Code)

                              (408) 778-3465
           (Registrant's telephone number, including area code)

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Item 4. Change in Registrant's Certifying Accountants
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     (a)  On March 21, 1997, the Board of Directors of Purus, Inc. (the
"Company") accepted the resignation of the firm of KPMG Peat Marwick LLP as the Company's independent auditor.

     (b) There were no disagreements with KPMG Peat Marwick LLP during the audits of the Company's financial statements for the fiscal years ended December 29, 1995 and December 30, 1996 and any subsequent interim period preceding the change on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which would have caused the accountants to make reference to the subject matter of the disagreement in the audit report if the disagreement had not been resolved to the accountants' satisfaction and KPMG's audit report on the Company's financial statements for the years ended December 29, 1995 and December 30, 1996 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles.

     (c) During the two most recent fiscal years and through the present, there have been no reportable events (as defined by Item 304 of Regulation S-K) with KPMG Peat Marwick LLP (KPMG), except as follows:

During KPMG's audit of the Company's 1994 financial statements, KPMG noted matters involving the internal control structure and its operation that they considered to be material weaknesses under standards established by the American Institute of Certified Public Accountants. These matters related to internal controls applicable to income recognition.

Management of the Company considered this matter and judged it not to be of continuing importance as the Company in 1995 discontinued all operations.

     (d) A letter of KPMG Peat Marwick LLP addressed to the Securities and Exchange Commission is included as Exhibit 16 to this Form 8-K. Such letter states that such firm agrees with the statements made by the Company in this Item 4.

Item 7.   Financial Statements and Exhibits
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     (c) Exhibits:

     Number    Description
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     16        Letter of KPMG Peat Marwick LLP to the Securities and
               Exchange Commission included herein pursuant to the requirements off Item 304(a) of Regulation S-K.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PURUS, INC.


/s/ Donald D. Winstead
----------------------
By: Donald D. Winstead
Chairman of the Board of Directors,
Chief Executive Officer and Chief
Financial Officer

April 23, 1997